Exhibit 99.1

AXSYS TECHNOLOGIES ANNOUNCES 59% GROWTH IN REVENUES AND
87% GROWTH IN INCOME FROM CONTINUING OPERATIONS IN FIRST QUARTER

Company Increases 2008 Guidance

ROCKY HILL, CT – April 23, 2008– Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies, today announced financial results for the first quarter ended March 29, 2008.

During the first quarter, Axsys generated revenues of $56.4 million, compared to $35.5 million in the first quarter of 2007.  Net income was $5.1 million or $0.45 per diluted share, up from $3.0 million or $0.27 per diluted share in the first quarter of 2007.  The results for the first quarter of 2007 include net income of $249 thousand or $0.02 per diluted share from the discontinued AST Bearings business, which was sold in November 2007.

First Quarter Financial Highlights from Continuing Operations

Period comparisons vs. the first quarter of 2007.

•                  Sales increased 59% to a record $56.4 million;

•                  Gross margin improved to 34.0% from 31.1%;

•                  Operating margin improved to 14.2% from 13.0%;

•                  Income increased 87% to $5.1 million;

•                  Diluted earnings per share increased to $0.45 from $0.25;

•                  Backlog increased to a record $158 million, representing a 13% increase compared to the end of the fourth quarter of 2007.

Compared to the same period in the prior year, the increase in sales was due to both strong organic growth across the company and the acquisition of the gyrostabilized gimbal business  in April 2007. Margins were favorably impacted by the faster growth rate in the higher margin Surveillance Systems Group.  Backlog growth was mainly attributable to the large infrared lens orders that we received for the Common Remotely Operated Weapon Station (CROWS) and Thermal Weapons Sight (TWS) programs.

Segment Sales

	Three Months Ended:
(Millions)	Mar 29, 2008	Mar 31, 2007
Surveillance Systems Group	$17.9	$9.2
Imaging Systems Group	38.5	26.3

Compared to the first quarter of 2007, the Surveillance Systems Group’s sales grew 95%.  Cineflex generated $4.3 million of sales in the first quarter of 2007 and, consequently, pro forma sales growth, including the first quarter 2007 results for Cineflex, was 32%.

The Imaging Systems Group’s sales grew 46% year over year. All business areas within the Imaging Systems segment grew during the quarter, with the infrared lens business performing particularly well.

“Both of our business segments achieved impressive results in the first quarter,” said Stephen W. Bershad, Chairman and CEO of Axsys Technologies.  “The Surveillance Systems Group met our high expectations, while increased throughput at our Imaging Systems Group produced better than expected results.  The strong performance by both reporting segments has led the management team to increase its financial guidance for fiscal 2008.”

Fiscal 2008 Earnings Guidance Increase

Axsys is increasing its full-year 2008 guidance as follows:

•                  Sales are expected to be in the range of $224 million to $228 million, up from the $208 million to $212 million range previously provided.

•                  Diluted earnings per share are expected to be in the range of $1.88 to $1.92, up from the previous guidance of $1.70 to $1.75.

“Our excellent first quarter results combined with a record backlog provide additional evidence of our enviable market position,” continued Mr. Bershad. “To support continued growth, we plan to expand the manufacturing footprint of our infrared camera and lens businesses by leasing a new facility in the southern New Hampshire area.  We expect this new facility to be operational during the second half of the year.  With this additional capacity, we believe that we will be well positioned for growth in the coming years.”

Conference Call

Management will conduct a conference call to review the Company’s financial results on Thursday, April 24, 2008 at 10:00 a.m. Eastern Time.  Shareholders, institutional investors and equity research analysts are invited to participate in the call by dialing 1-888-713-4209 and providing the operator with the conference ID# 70467556 to enter the call.

The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.axsys.com.  A replay of the webcast will be available shortly after the conclusion of the call for a period of approximately 90 days.

About Axsys

Axsys Technologies, Inc. is a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies, serving the aerospace, defense, and high-performance commercial markets.  For more information, visit www.axsys.com.

Contacts

David A. Almeida	Julie L. Oakes
Chief Financial Officer	Director of Investor Relations
(860) 257-0200	(860) 594-5751
Invest@axsys.com

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully, including the recent acquisition of Cineflex; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to the Company.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 29, 2008	March 31, 2007

Sales	$56,430	$35,539
Cost of sales	37,223	24,496
Gross profit	19,207	11,043

Selling, general and administrative expenses	9,257	5,341
Research, development and engineering expenses	1,957	1,083
Operating income	7,993	4,619
Interest expense	(13)	(9)
Interest income	120	63
Other income (expense), net	36	(263)

Income from continuing operations before income taxes	8,136	4,410
Provision for income taxes	3,028	1,676
Income from continuing operations	5,108	2,734
Income from discontinued operations, net of income taxes	—	249
Net income	$5,108	$2,983

BASIC EARNINGS PER SHARE:
Continuing operations	$0.47	$0.26
Discontinued operations	—	0.02
Total	$0.47	$0.28
Weighted average basic common shares outstanding	10,896,424	10,657,209
DILUTED EARNINGS PER SHARE:
Continuing operations	$0.45	$0.25
Discontinued operations	—	0.02
Total	$0.45	$0.27

Weighted average diluted common shares outstanding	11,451,052	10,945,641

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	March 29, 2008 (Unaudited)	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,053	$15,304
Accounts receivable – net	23,919	14,140
Inventories – net	54,498	52,362
Income taxes – deferred	4,804	3,923
Prepaid expenses	1,315	1,047
Other current assets	404	491
TOTAL CURRENT ASSETS	96,993	87,267
PROPERTY, PLANT AND EQUIPMENT – net	18,486	17,876
INTANGIBLE ASSETS – net	12,028	12,286
GOODWILL	85,620	85,620
OTHER ASSETS	1,556	1,634
TOTAL ASSETS	$214,683	$204,683

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,074	$9,325
Accrued expenses and other current liabilities	22,846	21,650
Deferred income	10,284	12,742
TOTAL CURRENT LIABILITIES	46,204	43,717
OTHER LONG-TERM LIABILITIES	9,198	8,836

SHAREHOLDERS’ EQUITY:

Common stock	110	108
Capital in excess of par	106,920	104,674
Accumulated other comprehensive income	(271)	(81)
Retained earnings	52,924	47,816
Treasury stock	(402)	(387)
TOTAL SHAREHOLDERS’ EQUITY	159,281	152,130

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$214,683	$204,683

AXSYS TECHNOLOGIES, INC.

Reconciliation of Pro Forma Sales Growth *

(Dollars in thousands - Unaudited)

	For the Three Months Ended
	March 29, 2008	March 31, 2007	Growth Rate
Surveillance Systems Segment
Surveillance Systems Sales - As Reported	$17,872	$9,189	94%
Gyrostabilized Gimbal Sales	—	4,332	—
Surveillance Systems Sales - Pro Forma	$17,872	$13,521	32%

	For the Three Months Ended
	March 29, 2008	March 31, 2007	Growth Rate
Axsys Technologies Consolidated
Axsys Technologies Sales - As Reported	$56,430	$35,539	59%
Gyrostabilized Gimbal Sales	—	4,332	—
Axsys Technologies Sales - Pro Forma	$56,430	$39,871	42%

* Sales presented on a pro forma basis to include pre-acquisition sales of Cineflex is a non-GAAP financial measure. Axsys presents pro forma sales because it believes that this information is a useful tool for investors to understand Axsys’ post-acquisition sales growth.